Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-3 and related Prospectus of FiscalNote Holdings, Inc. of our report dated March 14, 2024, relating to the consolidated financial statements of FiscalNote Holdings, Inc., appearing in the Annual Report on Form 10-K of FiscalNote Holdings, Inc for the year ended December 31, 2023.

We also consent to the reference to our firm under the heading “Experts” in such Prospectus.

/s/ RSM US LLP

McLean, Virginia

November 22, 2024